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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated September 26, 2001, included in Cable Design Technologies Corporation and Subsidiaries' annual report for the year ended July 31, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to July 31, 2001, or performed any audit procedures subsequent to the date of our report. We also consent to the incorporation of our reports, incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File No. 333-80229, File No. 333-76351, File No. 33-78418, File No. 33-73272, File No.
333-02450, File No. 333-06743, and File No. 333-17443 and Form S-3 Registration Statements File No. 333-00554, and File No. 333-45896.



/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
October 23, 2001